                                                                       EXHIBIT 2

                       STOCK PLEDGE AND SECURITY AGREEMENT

         This Stock Pledge and Security Agreement (the "Agreement") is made and entered into as of April 16, 2001, by and between Kyzen Corporation, a Tennessee corporation ("Lender"), and Michael L. Bixenman ("Pledgor").

                                   WITNESSETH:

         WHEREAS, Pledgor is indebted to Lender pursuant to that certain Promissory Note dated April 16, 2001 in the original principal amount of $30,000 (the "Promissory Note"); and

         WHEREAS, Pledgor has agreed to pledge and assign all of Pledgor's right, title and interest in and to certain shares of stock of Lender owned by Pledgor as security for the payment and performance of the obligations of Pledgor under the Promissory Note.

         NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Pledgor and Lender agree as follows:

         1. Pledge, Assignment and Security Interest. Pledgor pledges, assigns, sets over and grants to Lender a continuing security interest in and to all of Pledgor's right, title and interest in and to the shares of stock evidenced by the certificate(s) referenced below, together with all replacements, accessions, split ups, substitutions, additions, and products and proceeds and distributions thereof and any and all other rights as may now or hereafter derive or accrue therefrom (the "Collateral"):

                  Stock Certificate Nos. KZ-242 evidencing an aggregate of two hundred thousand (200,000) shares of the common stock of Lender (the "Stock").

         2. Secured Obligations. This Agreement secures the prompt payment in full when due, whether at the stated maturity, by acceleration or otherwise, of the indebtedness evidenced by the Promissory Note, as the same may be amended from time to time, and all extensions and renewals thereof, and the obligations of Pledgor hereunder (together, the "Obligations"). Lender's security interest in the Stock shall be perfected by Lender's possession thereof, together with stock powers executed in blank.

         3.       Warranties.  Pledgor represents and warrants as follows:

         a. Pledgor is the sole owner of the Collateral free and clear of any claims, liens, security interests, encumbrances and the like (other than to Lender). Pledgor will defend the Collateral against all persons who, at any time, may claim an interest in the Collateral adverse to Lender.

         b. Pledgor has full power and authority to pledge the Collateral and enter into this Agreement.

         c. All certificates, shares of stock, bonds or other securities or instruments comprising the Collateral are validly issued, fully paid and non-assessable.

         d. There are no outstanding security interests in the Collateral other than to Lender.

         e. During the term of this Agreement and as long as any of the Obligations remain outstanding, Pledgor will not grant a security interest in the Collateral to any other person and will otherwise keep the Collateral free from any and all claims or encumbrances.

         4. Income and Profits. Pledgor agrees that all income, earnings and profits with respect to the Collateral shall be reported for local, state and federal income tax purposes as attributable to Pledgor and not Lender. Pledgor hereby instructs and authorizes any person authorized to report income distributions, to issue IRS Form 1099 indicating Pledgor as the recipient of such income, earnings and profits.

         5. Delivery of Certificates; Appointment as Attorney in Fact. Pledgor has or hereafter shall deliver to Kyle J. Doyel, as agent for Lender, the Collateral pledged hereby, and for all other property required to be hereafter pledged to Lender, promptly, after Pledgor becomes the owner of such in every instance accompanied by a power of attorney, or assignment sufficient to transfer thereto, with signatures guaranteed or otherwise evidenced to Lender's satisfaction. Without limiting the foregoing, Pledgor hereby irrevocably constitutes and appoints Lender and Kyle J. Doyel, as agent for Lender, with full power of substitution, as Pledgor's true and lawful Attorney in Fact, with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in Pledgor's own name, from time to time, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which Lender deems necessary to accomplish the purpose of this Agreement, which power of attorney is coupled with an interest and shall be irrevocable. Without limiting the generality of the foregoing, Lender or Kyle J. Doyel, as agent for Lender, shall have the right and power following a default under any of the Obligations to receive, endorse, and collect all checks and other orders for the payment of money made payable to Pledgor representing any interest payment, dividend, or other distribution payable or distributable in respect of the Collateral, or any part thereof, and to give full discharge for the same. Upon such a default, Lender, in its discretion, may direct Pledgor or Pledgor's agent, to transfer the Collateral, into the name and account of Lender or its designee.

         6. Rights of Pledgor Prior to Default. Unless and until a default under any one or more of the Obligations shall have occurred, but not thereafter, (i) Pledgor shall have the right, from time to time, to vote and give consents with respect to any shares of stock included in the Collateral with the same force and effect as if such shares of stock were not included in the Collateral, and (ii) Pledgor shall be entitled to receive and retain cash dividends or interest as may be paid on or in respect of the property included in the Collateral. However, if any default under the Obligations shall have occurred, then, during the continuance thereof, Lender, in addition to the other remedies provided, may collect and receive all such dividends and interest and, in its discretion, may vote or cause its nominee to vote the shares of any stock included in the Collateral.

         7. Rights of Lender to Other Distributions. All dividends and interest (other than cash dividends and interest which Pledgor is permitted to receive by the terms of the immediately preceding Section 6) and other distributions upon or with respect to the Collateral (including distributions with respect to the dissolution, liquidation, redemption, stock dividends, split-ups or other recapitalizations, rearrangements, mergers or consolidations of the capital structure of Lender) shall be received by Lender or Kyle J. Doyel, as agent for Lender, and held as security for the Obligations.

         8. Rights of Lender on Default. In the event that any one or more of the Obligations shall become payable, whether at maturity or by acceleration, declaration or otherwise as a result of a default on the Note, and the full amount of such Obligations shall not have been paid in full, Lender may deal with any and all of the Collateral as it deems fit, transfer into Lender's name (or the name of its nominees), all or any part of the Collateral and/or may liquidate all or any portion of the Collateral, applying the proceeds of such liquidation to the Obligations, in such order of priority as Lender shall determine in its sole discretion, and may forthwith apply any cash constituting a part of the Collateral to the payment of the Obligations, and may collect or otherwise realize upon any of the Collateral, or any part thereof. Without limiting the generality of the foregoing, Lender, in making such realization may, on one (1) calendar day prior written notice to Pledgor, sell, assign or otherwise dispose of, or give options to purchase, the Collateral through any stock exchange, intradealer quotation system, non-public transaction or otherwise, for cash or credit, or for future delivery, without assumption by Lender of any credit risk, with the right of Lender upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral free from any right or equity of redemption in Pledgor or anyone claiming through or under Pledgor, which right or equity of redemption is hereby expressly waived and released, and to apply the net proceeds of such realization, after deducting all costs and expenses of every kind, to the payment of the Obligations in such order of priority as Lender shall determine in its sole discretion. Any surplus shall be returned to Pledgor. Pledgor waives, to the full extent permitted by law, all rights of appraisement or valuation, whether before or after sale. Without limiting the foregoing, Lender shall also have, in addition to any other rights and remedies contained in this Agreement and any other agreements, guarantees, notes, instruments and documents heretofore, now or at any time or times hereafter executed by Pledgor and/or guarantors, and delivered to Lender, all of the rights and remedies of a secured party, under law, including without limitation all of the rights and remedies of a secured party under the Uniform Commercial Code in force in Tennessee, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law.

         9. Discharge of Pledge. If the whole amount of the principal of and interest on, the Obligations or any modification, renewal or extension thereof shall have been paid in full and discharged then, and in that event, all rights and interest assigned and pledged hereby or pursuant hereto by Pledgor shall revert to Pledgor and cease, terminate and be void and the Collateral belonging to Pledgor shall forthwith be transferred and delivered to Pledgor.

         10. Right of Exoneration. Pledgor hereby waives, releases and discharges any right of exoneration with respect to the Obligations and also any right at law, in equity or by statute to require Lender to pursue or otherwise avail itself of any rights or remedies which Lender has or may have against Pledgor, any obligor or any other person with respect to payment of the Obligations, or to pursue or exhaust any of Lender's rights or remedies with respect to any other security at any time held by Lender for the payment of the Obligations.

         11. Pledgor's Rights of Reimbursement or Subrogation. Pledgor shall have no right of reimbursement or subrogation with respect to the Obligations unless and until Lender shall have received payment in full of all principal and interest on the Obligations. Pledgor hereby waives and releases any equity or right of marshaling.

         12. Notices. All notices hereunder shall be deemed to have been sufficiently given or served, for all purposes hereof, when delivered personally or when mailed by certified or registered mail, postage prepaid, return receipt requested, to the last known address of said party. When personally delivered any notice shall be deemed given when actually received. Any mailed notice shall be deemed given when mailed. Any notice given pursuant to this Section 12 shall be deemed reasonable and shall be effective regardless of whether actually received.

         13. Indemnity and Expenses. Pledgor agrees to indemnify Lender from any and all claims, losses and liabilities growing out of or resulting from this Agreement, and Pledgor will, upon demand, pay or reimburse Lender, as the case may be, the amount of any and all expenses, including attorneys' fees and disbursements and the fees and disbursements of experts and agents, which Lender may incur in connection with the administration of this Agreement; the custody, preservation, or the sale of, collections from, or other realization upon, the Collateral; the exercise or enforcement of any of the rights of Lender hereunder; or the failure by Pledgor to perform or observe any of the provisions hereof.

         14. Persons Bound. The term "Pledgor" herein shall be deemed to include all signers, and all agreements, representations, covenants and obligations hereof shall be joint and several of and for all such signers. This Pledge Agreement shall be binding upon Pledgor, Pledgor's successors and permitted assigns and shall inure to the benefit of and be enforceable by Lender, its successors and assigns; provided, however, that Pledgor may not assign his obligations hereunder without the prior written consent of Lender.

         15.      General Provisions.

         a. Each reference herein to Lender shall be deemed to include its successors and assigns, and each reference to the Pledgor and any pronouns referring thereto as used herein shall be construed in the masculine, feminine or neuter, singular or plural, as the context may require, and shall be deemed to include Pledgor's respective heirs, administrators, legal representatives, successors and assigns, all of whom shall be bound by the provisions hereof.

         b. No delay on the part of Lender in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Pledgor shall be deemed to be a waiver of any obligations of the Pledgor or of the right of Lender to take other or further action without notice or demand as provided herein. In any event, no modification or waiver of the provision hereof shall be effective unless in writing and signed by Lender nor shall any waiver be applicable except in the specific instance or matter for which given.

         c. The headings contained in this Agreement have been inserted for convenience or reference only and are not to be used to interpret this Agreement.

         d. This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of Tennessee and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state.

         e. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement.

         IN WITNESS WHEREOF, this Stock Pledge and Security Agreement has been executed effective as of April 16, 2001.


                                       PLEDGOR:



                                       /s/  Michael L. Bixenman
                                       -----------------------------------------
                                       Michael L. Bixenman


Agreed to and Accepted

KYZEN CORPORATION



By:   /s/   Kyle J. Doyel
   ---------------------------------
Title:  President and CEO
      ------------------------------